UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 30, 2019

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 30, 2019, at the Company's headquarters located at 350 East Plumeria Drive, San Jose, California, 95134, pursuant to the Notice sent on or about April 19, 2019 to all stockholders of record at the close of business on April 1, 2019.

At the meeting, 30,305,593 shares were represented in person or by proxy, which constituted a quorum. The results of the three proposals were as follows:

1. The election of seven (7) directors to serve until the next Annual Meeting of Stockholders:

	For	Against	Abstain	Broker Non-votes
Patrick C.S. Lo	28,412,620	73,981	7,791	1,811,201
Jef T. Graham	28,324,755	163,340	6,297	1,811,201
Bradley L. Maiorino	28,461,034	27,661	5,697	1,811,201
Janice M. Roberts	28,390,340	98,644	5,408	1,811,201
Gregory J. Rossmann	28,358,533	129,601	6,258	1,811,201
Barbara V. Scherer	28,276,805	212,079	5,508	1,811,201
Thomas H. Waechter	28,376,649	110,988	6,755	1,811,201

2. Approval of the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019:

For:	29,939,058
Against:	361,011
Abstain:	5,524
Broker Non-Votes:	0

3. Approval of the non-binding advisory proposal regarding executive compensation:

For:	28,240,158
Against:	226,989
Abstain:	27,245
Broker Non-Votes:	1,811,201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: May 31, 2019	By:	/s/ Andrew W. Kim
Andrew W. Kim
Senior Vice President, Corporate Development and General Counsel